Exhibit 10.1

PROMISSORY NOTE

$300,000.00	October __, 2003 Fort Lauderdale, Florida

FOR VALUE RECEIVED, the undersigned, hereinafter referred to as "Borrower" (jointly and severally if more than one) promises to pay La Jolla Cove Investors, Inc., hereafter referred to as "Lender", or order, in lawful money of the United States of America, at 7817 Herschel Avenue, Suite 200, La Jolla, CA 92037, or such other place as Lender may hereinafter designate in writing, the principal sum of three hundred thousand AND 00/100 dollars ($300,000.00), together with interest on the principal balance hereof from time to time existing at the following per annum rate, to-wit:

On two hundred eighty thousand and 00/100 dollars ($280,000), interest at the rate of 7.75% from October 15, 2002 through August 15, 2003, and at the rate of 6.75% from August 16, 2003 through April 24, 2005.

On eighteen thousand three hundred ninety-three and 56/100 dollars ($18,393.56), interest at the rate of 6.75% from October ___, 2003 through April 24, 2005.

On one thousand six hundred six and 44/100 dollars ($1,606.44), interest at the rate of 7.75% from June 12, 2003 through August 15, 2003, and at the rate of 6.75% from August 16, 2003 through April 24, 2005.

Borrower shall be given credit hereunder for the following payments: two thousand three hundred eighty-nine and 58/100 dollars ($2,389.58) on December 5, 2002; one thousand nine hundred thirty-seven and 50/10 dollars ($1,937.50) on December 23, 2002; and one thousand nine hundred thirty-seven and 50/100 dollars ($1,937.50) on January 16, 2003.

Principal and interest hereunder shall be payable in the following manner: All principal and interest due hereunder shall  be paid on April 24, 2005.

This note is being given pursuant to that certain Definitive Settlement Agreement and General Release of even date herewith between Borrower and Lender.

While in default, and up to and including the time after any judgment is rendered in any action taken to collect upon this note, the principal of this Note shall bear interest at the annual rate equal to the highest rate permissible by law, or if none, 18% per annum.

Borrower shall be in default hereunder upon  nonpayment of any interest or principal hereunder when due.

All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or extension of the money to be advanced hereunder, exceed the highest lawful rate permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any Security Agreement, if any, at the time performance of such provision shall be due, shall involve transcending the limits of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any circumstance, Lender shall receive as interest an amount which would exceed the highest lawful rate allowable under applicable law, such amount, which would be excessive interest, shall be applied to the reduction of the unpaid principal balance due hereunder, and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to Borrower.  This provision shall control every other provision of all agreements between Borrower and Lender.

Borrower shall have the right to prepay this Note in full or in part at any time, with interest to abate accordingly.

Time is of the essence hereto.

Each of us, whether Borrower, surety, guarantor, or endorser, hereby severally waives all rights of presentment, demand for payment, protest, notice of protest, and notice of dishonor, and consents that this Note or any part hereof shall be immediately extended without notice, and further agrees that any release, exchange, surrender, sale or other disposition of any or all of the security for the payment of this Note shall not release any party liable under this Note.  Each of us agrees that the release of any party liable upon or in respect of this note shall not release any other such party; and hereby agrees to pay, in the event of a default, all costs, expenses, and reasonable attorney's fees incurred on the collection hereof including those costs, expenses and reasonable attorney's fees incurred in appellate proceedings.

This Note shall be construed in accordance with the laws of the State of Florida.

"BORROWER" Magic Media Networks, Inc., a Delaware corporation, By: Its: ___